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                                                                    Exhibit 3.80

                            ARTICLES OF INCORPORATION

                                       OF

                                  NEW MMR, INC.

         The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

                                 ARTICLE I. NAME

         The name of the corporation shall be:

                                  NEW MMR, INC.

         The address of the principal office of this corporation shall be 9550 Regency Square Boulevard, Suite 1200, Jacksonville, Florida 32225, and the mailing address of the corporation shall be the same.

                         ARTICLE II. NATURE OF BUSINESS

         This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at anyone time is 2,000 shares of common stock having no par value per share.

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                          ARTICLE IV. REGISTERED AGENT

         The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Service Company.

                          ARTICLE V. TERM OF EXISTENCE

         This corporation is to exist perpetually.

                            ARTICLE VI. INCORPORATOR

         The name and street address of the incorporator to these Articles of
Incorporation:

                           Corporation Service Company
                                1201 Hays Street
                           Tallahassee, Florida 32301

         The undersigned incorporator has executed these Articles of Incorporation on December 13, 1999.

                                                /s/ Laura R. Dunlap
                                                --------------------------------
                                                  Its Agent, Laura R. Dunlap

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                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                          IN ARTICLES OF INCORPORATION

         Corporation Service Company, a Delaware corporation authorized to transact business in this State, having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.

                                                By: /s/ Laura R. Dunlap
                                                   ----------------------------
                                                      Its Agent, Laura R. Dunlap

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